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                                                                   Exhibit 10.14

                                       May 19, 1999


Geoff Layne
PurchasePro.com, Inc.
3291 North Buffalo Drive
Las Vegas, NV 89129

Dear Mr. Layne:

     This letter agreement (the "Agreement") sets forth the terms and conditions of your employment with PurchasePro.com, Inc. (the "Company").

     In consideration of the mutual covenants and promises made in this Agreement, you and the Company agree as follows:


     1.   Employment. Commencing as of May 19, 1999 (the "Effective Date"), you
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will serve as the Company's Vice-President of Corporate Development and E-
Commerce. You will be given such duties, responsibilities and authority as are appropriate to such position. Throughout the term of your employment, you will devote such business time and energies to the business and affairs of the Company as needed to carry out your duties and responsibilities, subject to the overall supervision of the company's Chairman and/or President of the Company.

     2.   Term. The term of this Agreement will commence on the Effective Date
          ----
and shall continue for two (2) years thereafter. During the term of this Agreement, your employment with the Company will be "at-will." Either you or the Company can terminate your employment at any time and for any reason, with or without cause and with or without notice, in each case subject to the terms and provisions of paragraph 7 below.

     3.   Salary. For your services to the Company, you will be paid a base
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salary, payable in accordance with the Company's usual payroll practices during your employment, at an annualized rate of $120,000 per year.

     4.   Bonus. During the term of this Agreement, you will be eligible for a
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bonus in an amount to be determined by the Company in its sole discretion.

     5.   Employee Benefit Programs. During your employment, you will be
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entitled to participate in all Company employee benefit plans and compensation and perquisite programs made available to the Company's executives or salaried employees generally. You will be entitled to four weeks of vacation per year, provided that you will not accrue unused vacation of more than eight weeks. The corporation shall provide you with an automobile allowance of $750 per month.

     6.   Stock Options. You have previously been granted stock options covering
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75,000 shares which are fully vested.

Mr. Geoff Layne
May 19, 1999
Page 2

     7.   Consequences of Termination of Employment.
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     (a) For Cause. If the Company terminates your employment for Cause you will
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be entitled to any unpaid salary, bonus and vacation due you pursuant to paragraphs 3, 4 and 6 above through the date of termination, and you will be entitled to no other compensation from the Company. "Cause" will exist in the event you: (i) willfully breach this Agreement, which breach is not cured within 10 days following written notice from the Company; (ii) engage in conduct constituting willful dishonesty toward, fraud upon, or deliberate or attempted injury to the Company; or (iii) are negligent in the performance of your duties, which negligence is not cured within 10 days following written notice from the Company

     (b) Other than for Cause.  If the Company terminates your employment for
         --------------------
reasons other than Cause, you will be entitled to any unpaid salary, bonus and vacation due you pursuant to paragraphs 3, 4 and 6 above through the date of termination plus two (2) years of your base salary in effect at the date of your termination of employment. You will not be entitled to any other compensation from the Company.

     A Constructive Termination shall be treated as a termination for reasons other than for Cause. "Constructive Termination" will exist in the event you terminate your employment with the Company after the Company: (i) materially breaches this Agreement, which breach is not cured within 10 days following written notice from you; (ii) changes your title, working conditions or duties such that your powers are diminished, reduced or otherwise changed to include powers, duties, or working conditions which are not generally consistent with your title, continuing after written notice and 10 days to cure; or (iii) involuntarily relocates your primary place of employment outside of the Las Vegas metropolitan area.

     (c) Voluntary Termination. If you terminate your employment with the
         ---------------------
Company of your own volition other than in a Constructive Termination, such termination will have the same consequences as a termination for Cause under subparagraph (a) above.

     (d) Death or Disability. If your employment with the Company terminates as
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a result of your death or total and permanent disability, such termination will have the same consequences as a termination by the Company other than for Cause under subparagraph (b) above.

     (e) Release of Claims. As a condition to the receipt of the payments
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described in this paragraph 7, you shall be required to execute a release of all claims arising out of your employment or the termination thereof including, but not limited to, any claim of discrimination under state or federal law, but excluding claims for indemnification from the Company under any indemnification agreement with the Company, its certificate of incorporation and by-laws or applicable law or claims for directors and officers' insurance coverage.

     (f) Conditions to Receipt of Payments and Benefits. In view of your
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position and

Mr. Geoff Layne
May 19, 1999
Page 3

access to proprietary information, as a condition to the receipt of payments described in this paragraph 7, you shall not, without the Company's written consent, directly or indirectly, alone or as a partner, joint venturer, officer, director, employee, consultant, agent or stockholder (other than a less than 5% stockholder of a publicly traded company), within one year of your date of termination from the Company (i) engage in any activity which is in competition with the business, the products or services of the Company, (ii) solicit any of the Company's employees, consultants or customers, (iii) hire any of the Company's employees or consultants in an unlawful manner or actively encourage employees or consultants to leave the Company, or (iv) otherwise breach your proprietary information obligations. You agree to execute and comply with the form of proprietary information agreement adopted by the Company.

     8.   Assignability; Binding Nature. Commencing on the Effective Date, this
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Agreement will be binding upon you and the Company and your respective successors, heirs, and assigns. This Agreement may not be assigned by you except that your rights to compensation and benefits hereunder, subject to the limitations of this Agreement, may be transferred by will or operation of law. No rights or obligations of the Company under this Agreement may be assigned or transferred except by operation of law in the event of a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and assumes the Company's obligations under this Agreement contractually or as a matter of law.

     9.   Governing Law. This Agreement will be deemed a contract made under,
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and for all purposes shall be construed in accordance with, the laws of Nevada
(without regard to its choice of law provisions).

    10.   Arbitration. The parties agree that any disputes arising out of
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or related to the Agreement shall be resolved by using the following procedures:

    (a) The party claiming to be aggrieved shall furnish to the other party a written statement of the grievance and the relief requested or proposed.

    (b) If the other party does not agree to furnish the relief requested or proposed, or otherwise does not satisfy the demand of the party claiming to be aggrieved, the parties shall submit the dispute to non-binding mediation before a mediator to be jointly selected by the parties.

    (c) If the mediation does not produce a resolution of the dispute, the parties agree that the dispute shall be resolved by final and binding arbitration in Las Vegas, Nevada. The parties shall attempt to agree to the identity of an arbitrator, and, if they are unable to do so, they will obtain a list of arbitrators from the Judicial Arbitration and Mediation Service and select an arbitrator by striking names from that list. The arbitrator shall have the authority to determine whether the conduct complained of violates the rights of the complaining party and, if so, to grant any relief authorized by law. The arbitrator shall not have the authority to modify, change or

Mr. Geoff Layne
May 19, 1999
Page 4

refuse to enforce the terms of this Agreement.

    (d) Arbitration shall be the exclusive final remedy for any dispute between the parties, and the parties agree that no dispute shall be submitted to arbitration where the party claiming to be aggrieved has not complied with the preliminary steps provided for above, provided however, that this Section 10 shall not be construed to eliminate or reduce any right the Company or the Executive may otherwise have to seek and obtain from a court a temporary restraining order or a preliminary or permanent injunction to enforce the restrictions of subparagraph 5(f) of this Agreement. The parties agree that the arbitration award shall be enforceable in Clark County Superior Court so long as the arbitrator's findings of fact are supported by substantial evidence on the whole and the arbitrator has not made errors of law.



    11.   Withholding. Anything to the contrary notwithstanding, following the
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Effective Date all payments made by the Company hereunder to you or your estate or beneficiaries will be subject to tax withholding pursuant to any applicable laws or regulations. In lieu of withholding, the Company may, in its sole discretion, accept other provision for payment of taxes as required by law, provided it is satisfied that all requirements of law affecting its responsibilities to withhold such taxes have been satisfied.

    12.   Entire Agreement. This Agreement contains all the legally binding
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understandings and agreements between you and the Company pertaining to the subject matter of this Agreement and supersedes all such agreements, whether oral or in writing, previously entered into between the parties.

Mr. Geoff Layne
May 19, 1999
Page 5

    13.   Miscellaneous. No provision of this Agreement may be amended or waived
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unless such amendment or waiver is agreed to by you and the Board in writing. No waiver by you or the Company of the breach of any condition or provision of this Agreement will be deemed a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time. In the event any portion of this Agreement is determined to be invalid or unenforceable for any reason, the remaining portions shall be unaffected thereby and will remain in full force and effect to the fullest extent permitted by law.

     Please indicate your acceptance and understanding of the terms of this Agreement by signing and dating below.


                                  Sincerely,



                                  PURCHASEPRO.COM, INC.



                                  By /s/ CHRISTOPHER P. CARTON
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                                  Its Pres./Sect'y
                                      ------------


ACKNOWLEDGED AND AGREED:


/s/ GEOFF LAYNE
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(Executive)


Dated: May 19, 1999